Exhibit 99.1

FOR IMMEDIATE RELEASE

Group 1 Automotive Disposes of 2 Dealerships on Long Island, NY

Enters Mercedes-Benz Network in Brazil

HOUSTON, September 15, 2014 — Group 1 Automotive, Inc. (NYSE: GPI), an international, Fortune 500 automotive retailer, today announced the disposition of Hassel BMW MINI and Mercedes-Benz of Massapequa located on Long Island in New York. The Company, in addition to the dealerships, also disposed of owned real estate associated with both dealerships. In total, the dealerships generated approximately $260 million in trailing-twelve-month revenues. The disposals are consistent with Group 1’s strategy of portfolio management and disciplined capital expenditure management.

“We continually evaluate our portfolio of dealerships relative to required future capital expenditures and current levels of return on investment,” said Earl J. Hesterberg, Group 1’s president and chief executive officer. “Based on that type of analysis we have decided to dispose of these dealerships and redeploy the capital to operations offering a higher future rate of return for our shareholders.”

Additionally, the Company announced the acquisition of a Mercedes-Benz dealership in Campo Grande, which is the capital of the Brazilian state of Mato Grosso do Sul. This dealership, which will operate as Mercedes-Benz of Campo Grande, is the sole Mercedes-Benz dealership in the area. The store is in the process of relocating with a target to begin normal operations at the new location in approximately 90 days.

“We are excited to join the Mercedes-Benz dealership network in Brazil. We believe that the brand has a great long term future in the Brazilian market,” added Mr. Hesterberg.

About Group 1 Automotive, Inc.
Group 1 owns and operates 151 automotive dealerships, 193 franchises, and 37 collision centers in the United States, the United Kingdom and Brazil that offer 34 brands of automobiles. Through its dealerships, the Company sells new and used cars and light trucks; arranges related vehicle financing; sells service and insurance contracts; provides automotive maintenance and repair services; and sells vehicle parts.

Group 1 Automotive can be reached on the Internet at www.group1auto.com.
This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, which are statements related to future, not past, events and are based on our current expectations and assumptions regarding our business, the economy and other future conditions. In this context, the forward-looking statements often include statements regarding our goals, plans, projections and guidance regarding our financial position, results of operations, market position, pending and potential future acquisitions and business strategy, and often contain words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “should,” “foresee,” “may” or “will” and similar expressions. While management believes that these forward-looking statements are reasonable as and when made, there can be no assurance that future developments affecting us will be those that we anticipate. Any such forward-looking statements are not assurances of future performance and involve risks and uncertainties that may cause actual results to differ materially from those set forth in the statements. These risks and uncertainties include, among other things, (a) general economic and business conditions, (b) the level of manufacturer incentives, (c) the future regulatory environment, (d) our ability to obtain an inventory of desirable new and used vehicles, (e) our relationship with our automobile manufacturers and the willingness of manufacturers to approve future acquisitions, (f) our cost of financing and the availability of credit for consumers, (g) our ability to complete acquisitions and dispositions and the risks associated therewith, (h) foreign exchange controls and currency fluctuations, and (i) our ability to retain key personnel. For additional information regarding known material factors that could cause our actual results to differ from our projected results, please see our filings with the SEC, including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof. We undertake no obligation to publicly update or revise any forward-looking statements after the date they are made, whether as a result of new information, future events or otherwise.

SOURCE: Group 1 Automotive, Inc.

Investor contacts:
Sheila Roth
Manager, Investor Relations
Group 1 Automotive, Inc.
713-647-5741 | sroth@group1auto.com

Media contacts:
Pete DeLongchamps
V.P. Manufacturer Relations, Financial Services and Public Affairs
Group 1 Automotive, Inc.
713-647-5770 | pdelongchamps@group1auto.com
or
Clint Woods
Pierpont Communications, Inc.
713-627-2223 | cwoods@piercom.com